10F-3 Report

                      Managed High Income Portfolio Inc.

                         03/01/05  through  08/31/05


ID   Issuer Name                            Trade Date    Selling Dealer
     Total Amount    Purchase Price
% Received by Fund   % of Issue (1)

 ........................................................................

339  Host Marriott                            3/3/2005    Goldman Sachs
       350,000.00        100.00
0.054%                 	2.718%

340  Levi (Floating Rate Note)                3/7/2005    Bank of America
   1,125,000.00        100.00
0.296%                 	3.684%

400  Chesapeake Energy Corp. (Mat=1/15/16)    4/13/2005   Lehman Brothers
   2,175,000.00         99.07
0.363%                  3.333%


(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.


      Other Participant Accounts                               Issue Amount
       Total Received 	 All Funds
 339 -Includes purchases by other affiliated mutual funds and 650,000,000.00 discretionary accounts in the amount of:
       17,665,000.00     17,315,000.00

 340 -Includes purchases by other affiliated mutual funds and 380,000,000.00 discretionary accounts in the amount of:
       14,000,000.00     12,875,000.00

 400 -Includes purchases by other affiliated mutual funds and 600,000,000.00 discretionary accounts in the amount of:
       20,000,000.00     17,825,000.00

________________________________________________________________________


Issuer		             Trade Date       Joint / Lead Manager(s)
  Co-Manager(s)                               Selling Group
.........................................................................

Host Marriott                 03/03/05        Citigroup
  Banc of America Securities LLC              Deutsche Bank Securities Inc
  Bank of New York Securities                 Goldman Sachs & Co
  Bear Stearns & Co Inc                       N/A
  Calyon New York
  RBS Securities Corp
  Scotia Capital Inc
  Societe Generale
  Wachovia Securities Inc




Levi(Floating Rate Note)      03/07/05        Banc of America Securities LLC
  Bear Stearns & Co Inc                       Citigroup
  Credit Suisse First Boston Corp             Goldman Sachs & Co
	                                      JPMorgan
                                              Scotia Capital Inc
	                                      N/A


Chesapeake Energy Corp         04/13/05       Banc of America Securities LLC
  Bear Stearns & Co Inc                       Credit Suisse First Boston Corp
  BNP Paribas                                 Deutsche Bank Securities Inc
  Citigroup                                   Lehman Brothers
  Morgan Stanley                              UBS
  ABN Amro
  Bosc Inc
  Calyon New York
  Comerica Inc
  Fortis Capital Corp
  Harris Nesbitt
  Piper Jaffray & Co
  RBC Dominion Securities
  RBS Greenwich Capital
  SunTrust Robinson Humphrey
  TD Securities
  Wachovia Bank
  Wells Fargo